EXHIBIT 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introductory Note

Description of the Transaction

On November 18, 2013, we entered into an asset purchase agreement with AstraZeneca AB (“AstraZeneca”), pursuant to which we agreed to acquire from AstraZeneca and its affiliates certain intellectual property and other assets, and assume from AstraZeneca and its affiliates certain contingent liabilities, each with respect to VIMOVO®, and obtain rights to develop other pharmaceutical products that contain gastroprotective agents in a single fixed combination oral solid dosage form with non-steroidal anti-inflammatory drugs in the United States (collectively, the “VIMOVO Acquisition”). In connection with the closing of the VIMOVO Acquisition, on November 22, 2013 our letter agreement with AstraZeneca and Pozen Inc. (“Pozen”) became effective, AstraZeneca assigned to us its amended and restated collaboration and license agreement for the United States with Pozen, as amended (the “Pozen License Agreement”), and we entered into a license agreement with AstraZeneca (the “AstraZeneca License Agreement”), a transition agreement with AstraZeneca and a supply agreement with AstraZeneca’s affiliate, AstraZeneca LP.

In addition, on November 22, 2013, we closed our offering of $150 million aggregate principal amount of 5.00% Convertible Senior Notes due 2018 (the “Notes”) pursuant to note purchase agreements (the “Note Purchase Agreements”) entered into by and between us and the purchasers of the Notes (the “Purchasers”). In connection with the closing, on November 22, 2013, we issued and sold to the Purchasers the Notes pursuant to the Note Purchase Agreements. The Notes are governed by an Indenture, dated as of November 22, 2013 (the “Indenture”), between us and U.S. Bank National Association, as trustee (the “Trustee”).

$70.4 million of the net proceeds we received from the sale and issuance of the notes was used to repay all obligations under our previous senior secured loan as of November 22, 2013.

On November 22, 2013, we, at a cost of $18.7 million, also entered into capped call transactions to cover, subject to anti-dilution adjustments substantially similar to those applicable to the Notes, the number of shares of our common stock underlying the Notes. The capped call transactions were entered into to reduce potential dilution to our common stock upon any conversion of the Notes in excess of the principal amount of converted Notes if the market price per share of our common stock, as measured under the terms of the capped call transactions, is greater than the strike price of the capped call transactions, which initially corresponds to the conversion price of the Notes and is subject to anti-dilution adjustments substantially similar to those applicable to the conversion rate of the Notes. We expect the options that are part of the capped call transactions to be exercised shortly prior to the maturity date of the Notes and will settle on or about the maturity date of the Notes. We will not be required to make any cash payments to the option counterparties or their respective affiliates upon the exercise of such options, but will be entitled to receive from the option counterparties a number of shares of our common stock generally based on the amount by which the market price of our common stock, as measured under the terms of the capped call transactions, is greater than the strike price of the capped call transactions during the relevant settlement averaging period under the capped call transactions.

Basis of Presentation

The determination of the accounting for the VIMOVO Acquisition as a business acquisition was based on a review of all pertinent facts and circumstances and was based on a number of factors outlined in ASC 805 “Business Combinations” which provides guidance in identifying transactions as an asset acquisition or a business acquisition. After consideration of the factors outlined in the prescribed ASC guidance, it was determined that the VIMOVO Acquisition should be accounted for as a business acquisition and accounted for using the “acquisition method” of accounting.

Further, pursuant to a number of factors outlined in ASC 815 “Derivatives and Hedging”, the conversion option in the convertible notes issued on November 22, 2013 were deemed an embedded derivative that required bifurcation and separate accounting, As such, we ascertained the value of the conversion option as if separate from the convertible issuance and appropriately recorded that value as a derivative liability.

The following unaudited pro forma condensed combined financial information is presented to illustrate: (i) the VIMOVO Acquisition, (ii) the issuance of $150 million aggregate principal amount of 5.00% Convertible Senior Notes due 2018 in connection with the VIMOVO Acquisition, (iii) the concurrent repayment of the Company’s previous senior secured loan, and (iv) the issuance of the capped call transactions, collectively the “Transactions.”

The unaudited pro forma condensed combined financial information was prepared using, and should be read in conjunction with, (1) the audited consolidated financial statements of Horizon as of and for the year ended December 31, 2012 as included in Horizon’s Annual Report on Form 10-K and unaudited consolidated financial statements of Horizon as of and for the nine months ended September 30, 2013 as included in Horizon’s Quarterly Report on Form 10-Q and (2) the audited statement of net revenue and direct expenses of VIMOVO for the year ended December 31, 2012 and unaudited statement of assets acquired and statement of net revenue and direct expenses of VIMOVO as of and for the nine months ended September 30, 2013 and related notes thereto as included in Exhibit 99.1 and 99.2, respectively, to this Current Report on Form 8-K/A (the “AZ Vimovo” columns in the accompanying pro forma statements). The unaudited pro forma condensed combined balance sheet as of September 30, 2013 assumes that the Transactions occurred on September 30, 2013. The unaudited pro forma condensed combined statements of income/(loss) for the year ended December 31, 2012 and the nine months ended September 30, 2013 assume that the Transactions occurred on January 1, 2012. The unaudited pro forma condensed combined financial information is preliminary and subject to change, is provided for illustrative purposes only and is not necessarily indicative of the results that would have been achieved had the acquisition of VIMOVO been completed as of the dates indicated or that may be achieved in future periods. The unaudited pro forma condensed combined statements of income (loss) do not include the effects of any non-recurring costs or one-time transaction-related costs. The historical financial information has been adjusted in the accompanying unaudited pro forma condensed combined financial statements to give effect to pro forma events that are (1) directly attributable to the Transactions, (2) factually supportable and (3) with respect to the unaudited pro forma condensed combined statements of income (loss), are expected to have a continuing impact on the combined results.

HORIZON PHARMA, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEETS

AS OF SEPTEMBER 30, 2013

( in thousands, except share per share data)

	As of September 30, 2013
	Historical	AZ VIMOVO	Adjustments		Pro forma
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$58,650	$—	$18,262	a	$76,912
Restricted cash	800	—	—		800
Accounts receivable, net	16,677	—	—		16,677
Inventories, net	6,895	—	—		6,895
Prepaid expenses and other current assets	2,842	194	93	c	3,129

Total current assets	85,864	194	18,355		104,413

Property and equipment, net	3,524	—	—		3,524
Developed technology, net	65,380	15,000	52,705	b	133,085
Other assets	3,447	—	3,812	c	7,259

TOTAL ASSETS	$158,215	$15,194	$74,872		$248,281

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$5,044	$—	$—		$5,044
Accrued expenses	22,909	—	5,622	d	28,531
Deferred revenues—current portion	1,619	—	—		1,619
Notes payable—current portion	15,913	—	(15,913)	e	—

Total current liabilities	45,485	—	(10,291)		35,194

LONG-TERM LIABILITIES:
Notes payable, net of current	29,672	—	80,218	f	109,890
Derivative Liability	—	—	40,110	g	40,110
Deferred revenues, net of current	9,508	—	—		9,508
Deferred tax liabilities, net	3,496	—	—		3,496
Other long term liabilities	165	—	24,982	h	25,147

Total long-term liabilities	42,841	—	145,310		188,151

STOCKHOLDERS’ EQUITY:
Common stock, $0.0001 par value; 200,000,000 shares authorized; 65,857,321 and 61,722,247 shares issued and outstanding at September 30, 2013 and December 31, 2012 respectively	7	—	—		7
Additional paid-in capital	426,871	—	(18,675)	i	408,196
Accumulated other comprehensive loss	(2,774)	—	—		(2,774)
Accumulated deficit	(354,215)	—	(26,278)	j	(380,493)

Total stockholders’ equity	$69,889	$—	$(44,953)		$24,936

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$158,215	$—	$90,066		$248,281

See notes to unaudited pro forma condensed combined financial statements which are an integral part of these financial statements.

Notes: Unaudited Pro Forma Adjustments:

a.	Represents the net cash received by Horizon Pharma, Inc. as a result of the issuance of $150.0 million in convertible debt, offset by funds used to purchase capped calls ($18.7 million), purchase of the rights to VIMOVO ($35.0 million), payoff Horizon’s existing senior secured debt ($70.4 million), placement fees for the convertible debt ($6.4 million) and legal/acquisition costs ($1.2 million).
b.	Represents the fair value of the VIMOVO intellectual property acquired of $67.7 million offset by the value of VIMOVO reflected in AstraZeneca’s historical financial statements of $15.0 million
c.	Represents new convertible debt issuance costs of $6.4 million offset by $2.6 million write-off of existing debt issuance costs and the fair value step up of samples acquired of $0.1 million.
d.	Represents $8.0 million of current contingent VIMOVO royalty liabilities associated with the intellectual property acquired in the closing of the VIMOVO acquisition on November 22, 2013 offset by $2.4 million of existing accrued interest under Horizon’s senior secured loan that was eliminated as part of the debt extinguishment.
e.	Represents $15.9 million current portion of existing senior secured loan written off in connection with the extinguishment of that debt on November 22, 2013.
f.	Represents the $150.0 million in convertible debt issued by Horizon November 22, 2013 offset by $40.1 million of fair value assigned to the derivative liability of the conversion option embedded in the convertible debt, and the extinguishment of the long term portion of the existing senior secured loan of $40.3 million and related $10.6 million of debt discount at November 22, 2013.
g.	Represents the fair value of the conversion option derivative liability embedded in the $150.0 million convertible debt issued November 22, 2013.
h.	Represents the fair value of the long term contingent royalty liabilities associated with the intellectual property acquired in the closing of the VIMOVO acquisition on November 22, 2013.
i.	Represents the equity accounting for the capped calls purchased in connection with the issuance of $150.0 million of convertible debt on November 22, 2013.
j.	Represents $25.0 million of interest and penalties associated with the extinguishment of existing senior secured loan on November 22, 2013 and $1.2 million of legal costs associated with the VIMOVO acquisition.

HORIZON PHARMA, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME/(LOSS)

(in thousands, except share and per share data)

	Nine Months Ended September 30, 2013
	Historical	AZ VIMOVO		Adjustments		Pro forma
REVENUES:
Gross sales	$59,859	$17,379	a	$—		$77,238
Sales discounts and allowances	(12,216)	—		—		(12,216)

Net sales	47,643	17,379		—		65,022
Cost of goods	13,077	5,439		8,754	b	27,270

Gross profit	34,566	11,940		(8,754)		37,752

OPERATING EXPENSES:
Research and development	7,185	—		—		7,185
Sales and marketing	48,475	10,505		—		58,980
General and administrative	15,998	—		—		15,998

Total operating expenses	71,658	10,505		—		82,163

Operating income (loss)	(37,092)	1,435		(8,754)		(44,411)

OTHER (EXPENSE) INCOME, NET:
Interest expense, net	(10,646)	—		(1,979)	c	(12,625)
Foreign exchange gain (loss)	667	—		—		667
Other, net	—	—		—		—

Total other expense, net	(9,979)	—		(1,979)		(11,958)

Income (loss) before benefit for income taxes	(47,071)	1,435		(10,733)		(56,369)
BENEFIT FOR INCOME TAXES	(967)	—		—		(967)

NET INCOME (LOSS)	$(46,104)	$1,435		$(10,733)		$(55,402)

NET LOSS PER COMMON SHARE—Basic and diluted	$(0.73)					$(0.88)
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING—Basic and diluted	63,168,797					63,168,797
OTHER COMPREHENSIVE INCOME (LOSS), NET OF TAX
Foreign currency translation adjustments	598					598

Other comprehensive income (loss)	598					598

COMPREHENSIVE LOSS	$(45,506)					$(54,804)

See notes to unaudited pro forma condensed combined financial statements which are an integral part of these financial statements.

Notes: Unaudited Pro Forma Adjustments:

a.	The presentation of product revenues net of sales discounts as one figure is consistent with AstraZeneca LP’s historical external reporting. Following the acquisition, Horizon will perform a review of Vimovo accounting policies to determine if differences in policies require adjustment or reclassification of Vimovo’s results of operations or assets/liabilities to conform to Horizon’s policies/classifications. As a result of that review, Horizon may identify differences between the accounting policies of the two companies that when conformed could have a material impact on these pro forma financial statements.
b.	Represents amortization of acquired VIMOVO intellectual property of $9.9 million calculated at $67.7 million of acquired intellectual property amortized straight line over the 5 year estimated useful life of the intellectual property life for nine months from January 1, 2013 through September 30, 2013, offset by $1.2 million of actual intellectual property amortization recorded by AstraZeneca.
c.	Represents nine months of net interest expense totaling $12.6 million associated with the convertible debt issued November 22, 2013 and related amortization of debt discount and deferred financing expenses, offset by $10.6 million of historical expenses associated with the senior secured loan extinguished during the same period ended September 30, 2013.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME/(LOSS)

(in thousands, except share and per share data)

	Year Ended December 31, 2012
	Historical	AZ VIMOVO		Adjustments		Pro forma
REVENUES:
Gross sales	$22,978	$25,195	a	$—		$48,173
Sales discounts and allowances	(3,346)	—		—		(3,346)

Net sales	19,632	25,195		—		44,827
Cost of goods	12,663	7,433		11,673	b	31,769

Gross profit	6,969	17,762		(11,673)		13,058

OPERATING EXPENSES:
Research and development	16,837	—		—		16,837
Sales and marketing	49,561	42,574		—		92,135
General and administrative	19,444	—		—		19,444

Total operating expenses	85,842	42,574		—		128,416

Operating loss	(78,873)	(24,812)		(11,673)		(115,358)

OTHER (EXPENSE) INCOME, NET:
Interest expense, net	(14,525)	—		(2,308)	c	(16,833)
Foreign exchange gain (loss)	489	—		—		489
Other, net	(56)	—		—		(56)

Total other expense, net	(14,092)	—		(2,308)		(16,400)

Loss before benefit for income taxes	(92,965)	(24,812)		(13,981)		(131,758)
BENEFIT FOR INCOME TAXES	(5,171)	—		—		(5,171)

NET LOSS	$(87,794)	$(24,812)		$(13,981)		$(126,587)

NET LOSS PER COMMON SHARE—Basic and diluted	$(2.26)					$(3.26)
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING—Basic and diluted	38,871,422					38,871,422
OTHER COMPREHENSIVE INCOME (LOSS), NET OF TAX
Foreign currency translation adjustments	416					416

Other comprehensive income (loss)	416					416

COMPREHENSIVE LOSS	$(87,378)					$(126,171)

See notes to unaudited pro forma condensed combined financial statements which are an integral part of these financial statements.

Notes: Unaudited Pro Forma Adjustments:

a.	The presentation of product revenues net of sales discounts as one figure is consistent with AstraZeneca LP’s historical external reporting. Following the acquisition, Horizon will perform a review of Vimovo accounting policies to determine if differences in policies require adjustment or reclassification of Vimovo’s results of operations or assets/liabilities to conform to Horizon’s policies/classifications. As a result of that review, Horizon may identify differences between the accounting policies of the two companies that when conformed could have a material impact on these pro forma financial statements.
b.	Represents amortization of acquired VIMOVO intellectual property of $13.2 million calculated at $67.7 million of acquired intellectual property amortized straight-line over the 5 year estimated useful life of the intellectual property life for twelve months from January 1, 2012 through December 31, 2012, offset by $1.5 million of actual intellectual property amortization recorded by AstraZeneca.
c.	Represents twelve months of net interest expense totaling $16.8 million associated with the convertible debt issued November 22, 2013 and related amortization of debt discount and deferred financing expenses, offset by $14.5 million of historical expenses associated with the senior secured loan extinguished during the same period ended December 31, 2012.

HORIZON PHARMA, INC.

NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(UNAUDITED)

(AMOUNTS IN THOUSANDS)

NOTE 1 – ACQUISITION OF ASTRAZENECA VIMOVO

The unaudited pro forma condensed consolidated financial information reflects a total purchase price of approximately $35.0 million consisting entirely of cash.

Under the acquisition method of accounting, we have recognized net tangible and intangible assets acquired and contingent royalty liabilities, based upon their respective estimated fair values as of the acquisition date. The table below shows the preliminary fair values assigned to the assets acquired and liabilities assumed. Based on this analysis, the transaction resulted in neither a bargain purchase gain nor goodwill. We may make additional adjustments to the fair values, and these valuations could change significantly from those used to determine certain adjustments in the pro forma condensed combined financial statements.

Category	Allocation
Samples	$0.3
VIMOVO Intellectual Property	67.7
Contingent Royalty Liabilities	(33.0)

Total Cash Paid	$35.0

VIMOVO	Intellectual Property and Contingent Royalty Liabilities

The valuation of the intellectual property acquired, an identifiable intangible asset, was based on management’s estimates, information and reasonable and supportable assumptions. The allocation was generally based on our estimated fair value of the rights to payments with respect to U.S. revenue associated with VIMOVO which were acquired in the transaction. This estimated fair value was determined using the income approach under the discounted cash flow method. Significant assumptions used in valuing the intellectual property intangible included revenue projections through 2030 based on assumptions relating to pricing and reimbursement rates and market size and market penetration rates, cost of goods sold based on current manufacturing experience, general and administrative expenses, sales and marketing expense, research and development expenses for clinical and regulatory support. The calculated value of the VIMOVO intellectual property intangible asset is amortized using the straight-line method over an estimated useful life of five years. With respect to the acquired intellectual property acquired from AstraZeneca, we have assigned fair value to liabilities for contingent royalties to be paid applying the same fair value method described above with anticipated revenue streams. $33.0 million of fair value royalty payments to Pozen ($24.5 million guaranteed and $8.5 million contingent on certain revenue targets) for the years 2014 through 2018 were recorded at the time of the business acquisition.

NOTE 2 – FINANCING TRANSACTIONS

On November 22, 2013, we closed our offering of $150 million aggregate principal amount of 5.00% Convertible Senior Notes due 2018 (the “Notes”) pursuant to note purchase agreements (the “Note Purchase Agreements”) entered into by and between us and the purchasers of the Notes (the “Purchasers”). In connection with the closing, on November 22, 2013, we issued and sold to the Purchasers the Notes pursuant to the Note Purchase Agreements. The Notes are governed by an Indenture, dated as of November 22, 2013 (the “Indenture”), between us and U.S. Bank National Association, as trustee (the “Trustee”).

The Notes bear interest at a rate of 5.00% per year, payable in arrears on May 15 and November 15 of each year, beginning on May 15, 2014. The Notes will mature on November 15, 2018, unless earlier repurchased or converted.

The conversion rate for the Notes will initially be 186.4280 shares of common stock per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $5.36 per share of common stock); provided that unless and until we obtain stockholder approval to issue more than 13,164,951 shares of our common stock, which is 19.99% of our common stock outstanding on November 18, 2013, upon conversion of the Notes in accordance with the listing standards of The NASDAQ Global Market, the number of shares of common stock deliverable upon conversion will be subject to a “conversion share cap.” Prior to receiving shareholder approval to issue enough authorized and unissued shares to cover the Conversion Option and satisfy the NASDAQ share cap rule, the Notes are required to be settled in cash up to their principal amount and any conversion spread is settled in cash or shares up to the NASDAQ share cap limit at the Company’s election.

$70.4 million of the net proceeds we received from the sale and issuance of the notes was used to repay all obligations under our previous senior secured loan as of November 22, 2013 including $44.0 million carrying value of the senior secured loan extinguished, $1.4 million of accrued interest and $25.0 million of expenses related to penalties, paid in kind interest, debt discount and deferred financing costs.

On November 22, 2013, we, at a cost of $18.7 million, also entered into capped call transactions to cover, subject to anti-dilution adjustments substantially similar to those applicable to the Notes, the number of shares of our common stock underlying the Notes. The capped call transactions were entered into to reduce potential dilution to our common stock upon any conversion of the Notes in excess of the principal amount of converted Notes if the market price per share of our common stock, as measured under the terms of the capped call transactions, is greater than the strike price of the capped call transactions, which initially corresponds to the conversion price of the Notes and is subject to anti-dilution adjustments substantially similar to those applicable to the conversion rate of the Notes. If, however, the market price per share of our common stock exceeds the cap price of the capped call transactions, as measured under the terms of the capped call transactions, the number of shares of our common stock received upon exercise of the capped call transactions will be capped. In that case, there would nevertheless be dilution in respect of our common stock because the number of shares of common stock that we would owe upon conversion of the notes in excess of the principal amount of such converted Notes would exceed the number of shares of our common stock received upon exercise of the capped call transactions.

Pursuant to a number of factors outlined in ASC 815 “Derivatives and Hedging”, and based on our analysis of the factors surrounding the above noted transactions, we have concluded the conversion option is an embedded derivative that required bifurcation and separate accounting, As such, we recorded the fair value of the conversion option as if separate from the convertible issuance as a derivative liability. The conversion option will be fair valued at each reporting period with the changes in market value recorded in the income statement prior to receiving shareholder approval to issue enough authorized and unissued shares to cover the conversion option and satisfy the NASDAQ share cap rule. Additionally, under ASC 815, we have recorded the $18.7 million capped call as a freestanding instrument and classified in stockholder’s equity.

NOTE 3 – INCOME TAXES

The Company accounts for income taxes based upon an asset and liability approach. Deferred tax assets and liabilities represent the future tax consequences of the differences between the financial statement carrying amounts of assets and liabilities versus the tax basis of assets and liabilities. Under this method, deferred tax assets are recognized for deductible temporary differences, and operating loss and tax credit carryforwards. Deferred tax liabilities are recognized for taxable temporary differences. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. The impact of tax rate changes on deferred tax assets and liabilities is recognized in the year that the change is enacted.

The deferred tax basis of the fair value of the intangible asset acquired in the acquisition of the VIMOVO intellectual property resulted in a deferred tax liability of approximately $8.2 million. This deferred tax liability was offset by a deferred tax asset equal to the future tax deductions associated with future contingent royalty payments. The effect of these outcomes resulted in no tax expense or tax benefit at the time of the acquisition.

NOTE 4 – EARNINGS PER SHARE

The following dilutive securities were excluded from the computation of diluted earnings per share for the nine months ended September 30, 2013 and the year ended December 31, 2012 due to the anti-dilutive effects resulting from the Company’s net loss for the periods presented:

•	Outstanding stock options to purchase an aggregate of 4,236,675 and 2,746,918 shares of common stock at September 30, 2013 and December 31, 2012, respectively, outstanding and unvested restricted stock units covering an aggregate of 903710 and 232,158 shares of common stock at September 30, 2013 and December 31, 2012, respectively.

•	Outstanding warrants to purchase an aggregate of 16,114,746 and 17,480,243 shares of common stock at September 30, 2013 and December 31, 2012, respectively.

Further, it was determined that the convertible notes have no impact on the denominator for the basic or diluted EPS calculation as of the unaudited pro forma statements of income for the periods ended September 30, 2013 and December 31, 2013. Prior to receiving shareholder approval to issue enough authorized and unissued shares to cover the conversion option and satisfy the NASDAQ share cap rule, the notes are required to be settled in cash up to their principal amount and any conversion spread is settled in cash or shares up to the NASDAQ share cap limit at our election.